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EXHIBIT 23




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



SCB Computer Technology, Inc.
Memphis, Tennessee


We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-1590, Form S-8 No. 333-36971, Form S-8 No. 333-68343 and Form S-8 No. 333-76118), of our report dated June 18, 2003, relating to the consolidated financial statements and schedule of SCB Computer Technology, Inc., incorporated by reference and/or appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 2003.


Memphis, Tennessee
July 22, 2003



                                        /s/ BDO SEIDMAN, LLP
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